Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 28, 2010 related to the financial statements, which appears in Cardiovascular Systems, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2010.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

July 21, 2011